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                                                                EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (File Nos. 333-64943, 333-96365, 333-90137,
333-32186, 333-54142 333-75862) and Forms S-8 (File Nos. 333-49522,
333-32178, 333-65385, 333-65383, 333-25707, 333-54140, 333-60168, 333-60152)
of Cubist Pharmaceuticals, Inc. of our report dated February 14, 2002 relating to the financial statements which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
March 27, 2002